Exhibit 10.40

1847 HOLDINGS LLC

590 Madison Avenue, 21st Floor

New York, NY 10022

August 31, 2023

Leonite Fund I, LP

1 Hillcrest Center Dr, Suite 232

Spring Valley, NY 10977

Mr. Geller:

Reference is made to that certain Promissory Note in the principal amount of $612,738 issued by 1847 Holdings LLC (the “Company”) to Leonite Fund I, LP (the “Holder”) on February 9, 2023 (the “Note”). We also refer to that certain letter agreement, dated August 9, 2023, between the Company and the Holder. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Note.

In accordance with Section 4.3 of the Note, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder desire to amend the Note as set forth below.

The definition of “Maturity Date” is hereby amended to read “August 31, 2024.”

Section 4.16 of the Note is hereby amended and restated in its entirety to read as follows:

“4.16 Amortization Payments.

(a) In addition to all other payment obligations under this Note, Borrower shall also make the following amortization payments (each an “Amortization Payment”) in cash to the Holder towards the repayment of this Note, as provided in the following table:

Payment Date:	Payment Amount:
09/30/2023	$5,842
10/31/2023	$6,245
11/30/2023	$6,043
12/31/2023	$6,245
01/31/2024	$6,245
02/29/2024	$5,842
03/31/2024	$108,368
04/30/2024	$107,159
05/31/2024	$106,286
06/30/2024	$105,145
07/31/2024	$104,205
08/31/2024	$103,164

(b)  Notwithstanding anything to the contrary in the Note, the Holder agrees not to convert this Note pursuant to Article I hereof unless the Company fails to make an Amortization Payment when due.”

In consideration for the amendments described herein, the Company hereby agrees to pay to the Holder a fee of equal to 10% of balance (the “Amendment Fee”) within one (1) business day of the date hereof. For the avoidance of doubt, the Amendment Fee is in addition to the payments due under the Note as set forth above.

Except as amended as set forth above, the Note shall continue in full force and effect.

By signing below, the parties hereto hereby consent and agree to amend the terms of the Note and the Holder agrees to the Amendment Fee as consideration therefore, as set forth herein.

Very truly yours,

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

AGREED AND ACKNOWLEDGED:

LEONITE FUND I, LP

By: Leonite Advisors LLC, its Manager

By:	/s/ Avi Geller
Name:	Avi Geller
Title:	Managing Member